FIRSTAR FUNDS, INC.
                                 (THE "COMPANY")

                          FORM OF AMENDED AND RESTATED
                  PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF

                              A MULTI-SERIES SYSTEM

                                 I. INTRODUCTION

                  On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure (or in the case of the Company, a multi-series distribution structure) without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences, and any conversion features or exchange privileges. Initially, the Company operated a multi-series distribution structure pursuant to an exemptive order granted by the Commission on December 6, 1994. On March 17, 1995, however, the Board of Directors authorized the Company to operate its multi-series distribution structure in compliance with Rule 18f-3. The Company's Board approved and the Company filed with the Commission a Plan pursuant to Rule 18f-3 for operation of a multi-series system. The Plan became effective on April 3, 1995. The Board of Directors of the Company approved the extension of the Plan to new Portfolios on June 16, 1995 and September 15, 1995, and the adoption of an Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-series system on June 13, 1997. The Board of Directors of the Company approved an amendment and restatement of the Plan on December 18, 1998, to reflect the creation of the Series B shares, which became effective on March 1, 1999. The Board of Directors of the Company approved an amended and restated version of the Plan on June 17, 1999, reflecting a revision to provisions reciting those eligible to purchase Series A or Institutional shares, which became effective on June 18, 1999. The Board of Directors approved an amended and restated version of the Plan on September 23, 1999 to reflect the creation of new series, which became effective on November 4, 1999. This Amended and Restated Plan pursuant to Rule 18f-3 was approved by the Board of Directors on _____________, 2000, and supersedes these prior plans.

                            II. ATTRIBUTES OF SERIES

A.       GENERALLY

                  The Company shall offer three series of shares: Institutional, Series A, and Series B. In general, shares of each series shall be identical except for different expense variables (which will result in different returns for each series), certain related rights and certain shareholder services. More particularly, the three series of shares of an investment portfolio (a "Fund") of the Company shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a series pursuant to a Distribution and Services Plan and a Services Plan applicable to the Series A shares (the "Series A Plans") and pursuant to a Distribution and Services Plan and a Services Plan applicable to the Series B shares (the "Series B Plans;" the Series A Plans and the Series B Plans being referred to herein collectively, as the "Plans"), and
(ii) any other incremental expenses subsequently identified that should be properly allocated to one series so long as any subsequent changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the independent directors; (b) the fact that the series shall vote separately with respect to a Fund's Plans and any matter submitted to shareholders relating to series expenses; (c) the different exchange privileges of the series of shares; (d) the designation of each series of shares of a Fund;
(e) the front-end sales load applicable to the Series A shares and the contingent deferred sales load applicable to the Series B shares; (f) the conversion feature of the Series B shares and (g) the different shareholder services relating to a series of shares.

B.       DISTRIBUTION ARRANGEMENTS, EXPENSES AND SALES CHARGES

         1.       NON-MONEY MARKET FUNDS

                  A.       SERIES A SHARES

                  Series A shares of the Growth and Income Fund, Short-Term Bond Market Fund, Special Growth Fund, Bond IMMDEX(TM) Fund, Equity Index Fund, Balanced Growth Fund, Growth Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, International Equity Fund, MicroCap Fund, Balanced Income Fund, Emerging Growth Fund, Core International Equity Fund, MidCap Index Fund and Small Cap Aggressive Growth Fund (the "Non-Money Market Funds") shall be offered to the general public and shall be subject to a shareholder servicing and/or distribution fee payable pursuant to the Series A Plans which shall not initially exceed 0.25% (on an annual basis) of the average daily net assets attributable to the outstanding Series A shares of the Non-Money Market Funds. Series A shares of the Growth and Income Fund, Special Growth Fund, Equity Index Fund, Balanced Growth Fund, Growth Fund, International Equity Fund, Balanced Income Fund, MicroCap Fund, Emerging Growth Fund, Core International Equity Fund, MidCap Index Fund and Small Cap Aggressive Growth Fund shall be further subject to a sales charge which shall not initially exceed 5.5% of the offering price of the Series A shares of those Funds (subject to the reductions and exemptions described in the prospectus for such shares, as amended and supplemented from time to time). Series A shares of the Short-Term Bond Market Fund, Bond IMMDEX(TM) Fund, Intermediate Bond Market Fund and Tax-Exempt Intermediate Bond Fund shall be further subject to a sales charge which shall not initially exceed 4.0% of the offering price of the Series A shares of those Funds (subject to the reductions and exemptions described in the prospectus for such shares, as amended or supplemented from time to time).

                  Shareholder services under the Plans may include: (i) processing dividend and distribution payments; (ii) providing information periodically to customers showing their positions in Series A shares; (iii) arranging for bank wires; (iv) responding to customer inquiries relating to the services performed by shareholder service organizations; (v) providing subaccounting with respect to Series A shares beneficially owned by customers or the information necessary for subaccounting; (vi) forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers;
(vii) processing exchange and redemption requests from customers and placing net exchange and redemption orders with the Company's service contractors; and
(viii) assisting customers in changing dividend options, account designations and addresses. In addition, distribution services may be provided under the Distribution and Services Plan for Series A shares such as assistance by broker/dealers in forwarding sales literature and advertising to customers.

                  B.       SERIES B SHARES

                  Series B shares of the Non-Money Market Funds shall be offered to the general public and shall be subject to a shareholder servicing and/or distribution fee payable under the Distribution and Services Plan and/or the Services Plan adopted with respect to the Series B shares, each on the terms set forth in the applicable Fund's prospectus, as amended or supplemented from time to time.

                  If a shareholder redeems Series B shares which have been held for less than the time period specified in the applicable prospectus following the time of purchase, a deferred sales charge, on the terms set forth in the applicable prospectus, as amended or supplemented from time to time, shall be imposed at the time of redemption of such Series B shares. The deferred sales charge may be waived in the circumstances set forth in the applicable prospectus.

                  Shareholder services under the Series B Plans may include: (i) processing dividend and distribution payments; (ii) providing information periodically to customers showing their positions in Series B shares; (iii) arranging for bank wires; (iv) responding to customer inquiries relating to the services performed by shareholder service organizations; (v) providing subaccounting with respect to Series B shares beneficially owned by customers or the information necessary for subaccounting; (vi) forwarding shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend or distribution and tax notices) to customers;
(vii) processing exchange and redemption requests from customers and placing net exchange and redemption orders with the Company's service contractors; and
(viii) assisting customers in changing dividend options, account designations and addresses. In addition, distribution services may be provided under the Distribution and Services Plan for the Series B shares, as described in the applicable prospectus, as amended or supplemented from time to time.

                  C.       INSTITUTIONAL SHARES

Institutional shares of the Non-Money Market Funds initially shall be offered to
(i) all trust, agency or custodial accounts opened through Firstar Bank, N.A. (formerly Firstar Bank, Milwaukee, N.A.), (ii) all employer-sponsored qualified retirement plans other than those serviced by certain external organizations who have service agreements with Firstar Mutual Fund Services, LLC ("Firstar") or its affiliates, and other than plans administered by Firstar with assets less than $1 million at the time Firstar begins plan administration (but including plans administered by Firstar which owned Institutional shares prior to June 18,
1999) (plans administered by Firstar with assets less than $1 million at the time Firstar begins plan administration will become eligible for Institutional shares as described in the Statement of Additional Information from time to time); (iii) all clients of Firstar Investment Research & Management Company and
(iv) those purchasing through certain broker-dealers who have agreed to provide certain services with respect to shares of the Non-Money Market Funds, including Waterhouse Securities, Inc. and Jack White & Co., a division of Waterhouse Securities, Inc. Institutional shares shall be offered without a sales charge and shall not be subject to a shareholder servicing and/or distribution fee payable pursuant to the Plans.

         2.       MONEY MARKET FUNDS

                  A.       SERIES A SHARES

                  Series A shares of the Money Market Fund, Tax-Exempt Money Market Fund, U.S. Government Money Market Fund and U.S. Treasury Money Market Fund and the Institutional Money Market Fund (the "Money Market Funds") shall be offered to institutional investors and the general public and, except for the Institutional Money Market Fund, shall be subject to a shareholder servicing and/or distribution fee payable pursuant to the Series A Plans which shall not initially exceed 0.25% (on an annual basis) of the average daily net assets attributable to Series A shares of the Money Market Funds. Series A shares of the Money Market Funds shall not be subject to a sales charge.

                  B.       SERIES B SHARES

                  The Company shall not initially offer Series B shares for the Money Market Funds.

                  C.       INSTITUTIONAL SHARES

                  The Company shall not initially offer Institutional shares for the Money Market Funds.

C.       EXCHANGE PRIVILEGES

         1.       SERIES A SHARES

                  Series A shareholders initially shall be generally permitted to exchange their shares in a Fund for Series A shares of other Funds of the Company without charge or commission by the Fund (except a wire redemption fee which may be waived). A sales charge shall be imposed on the exchange, in accordance with the regulations of the Commission, if the shares of the Fund being acquired have a sales charge and the shares being redeemed were purchased without a sales charge. The exchange privilege does not initially apply to shares of the Institutional Money Market Fund.

         2.       SERIES B SHARES

                  Series B shareholders initially shall be generally permitted to exchange their shares for Series B shares of another Fund offered by the Company without paying any exchange fee or contingent deferred sales charge at the time the exchange is made, but a deferred sales charge may be payable upon subsequent redemption of the Series B shares acquired on exchange as provided in the Funds' prospectuses from time to time.

         3.       INSTITUTIONAL SHARES

                  Institutional shareholders initially shall be generally permitted to exchange their shares for Institutional shares of another Fund offered by the Company without paying any exchange fee or contingent deferred sales charge at the time the exchange is made.

D.       SHAREHOLDER SERVICES

         1.       PERIODIC INVESTMENT PLAN

                  A.       SERIES A AND B SHARES

                  Series A and B shares of the Funds shall initially offer a periodic investment plan whereby a shareholder may automatically make purchases of shares of a Fund on a regular, periodic basis.

                  B.       INSTITUTIONAL SHARES

                  The Company shall not initially offer Institutional shares a periodic investment plan.

         2.       CONVERTIFUND(TM) TRANSACTIONS

                  A.       SERIES A SHARES

                  Series A shall initially permit shareholders to effect Convertifund(TM) transactions whereby a Series A shareholder may invest proceeds, including dividend distributions, capital gain distributions and systematic withdrawals, from one account to another account of the Series A shares of the Company. Convertifund(TM) transactions may be used to invest funds from a regular account to another regular account, from a qualified plan to another qualified plan account or from a qualified plan account to a regular account.

                  B.       SERIES B SHARES

                  Series B shares shall initially permit shareholders to effect Convertifund(TM) transactions whereby a Series B shareholder may invest proceeds, including dividend distributions, capital gain distributions and systematic withdrawals, from one account to another account of the Series B shares of the Company. Convertifund(TM) transactions may be used to invest funds from a regular account to another regular account, from a qualified plan to another qualified plan account or from a qualified plan account to a regular account.

                  C.       INSTITUTIONAL SHARES

                  The Company shall not initially offer Institutional shares the Convertifund(TM) transaction service.

         3.       SYSTEMATIC WITHDRAWAL PLAN

                  A.       SERIES A AND B SHARES

                  Series A and B shares shall initially offer a systematic withdrawal plan which allows a shareholder to designate a fixed sum to be distributed to the shareholder or as otherwise directed at regular intervals.

                  B.       INSTITUTIONAL SHARES

                  The Company shall not initially offer Institutional shares a systematic withdrawal plan.

E.       CONVERSION FEATURES

         1.         SERIES A SHARES

                  The Company shall not initially offer a conversion feature to holders of Series A shares.

         2.         SERIES B SHARES

                  Series B shares, including Series B shares issued upon exchange of or reinvestment of distributions from such Series B shares, shall automatically convert to Series A shares of the same Fund such period after purchase as shall be specified in the applicable prospectus, as amended or supplemented from time to time.

         3.         INSTITUTIONAL SHARES

                  The Company will not initially offer a conversion feature to holders of Institutional shares.

F.       METHODOLOGY FOR ALLOCATING EXPENSES AMONG SERIES

                  In allocating expenses, a determination shall be made as to which expenses are series level and which expenses are Fund level. Expenses that are treated as series level expenses under this Plan will be borne by a Fund's respective series. Fund level expenses will be allocated daily to the respective shares classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Directors.